EXHIBIT 4.3

                          FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------


                  FIRST SUPPLEMENTAL INDENTURE, dated as of February 26, 1998, by and among NORTH ATLANTIC TRADING COMPANY, INC., a Delaware corporation f/k/a North Atlantic Trading Acquisition Company, Inc. (the "Company") as issuer, NATIONAL TOBACCO COMPANY, L.P., a Delaware limited partnership ("National Tobacco"), NORTH ATLANTIC OPERATING COMPANY, INC., a Delaware corporation ("NAOC"), NATIONAL TOBACCO FINANCE CORPORATION, a Delaware corporation (together with National Tobacco and NAOC, the "Initial Guarantors"), INTERNATIONAL FLAVORS AND TECHNOLOGY, INC., a Delaware corporation, as additional guarantor (the "Additional Guarantor"), and UNITED STATES TRUST COMPANY OF NEW YORK, a banking corporation organized under the laws of the State of New York, as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Indenture referred to below.

                               W I T N E S S E T H
                               -------------------


                  WHEREAS, the Company, the Initial Guarantors and the Trustee are parties to an Indenture, dated as of June 25, 1997 (the "Indenture");

                  WHEREAS, Section 9.01(a) of the Indenture permits the Company and the Trustee to amend and supplement the Indenture or the Securities without the consent of any Securityholder to cure an inconsistency or to add guarantees with respect to the Securities;

                  WHEREAS, the Initial Guarantors and the Additional Guarantor desire to amend the Indenture pursuant to Section 9.01(a) to cure an inconsistency therein;

                  WHEREAS, the Additional Guarantor has become a direct or indirect Subsidiary of the Company;

                  WHEREAS, the Additional Guarantor will receive certain benefits through becoming, and wishes to become, a Guarantor for all purposes under the Indenture and to unconditionally guarantee the obligations of the Company under the Securities and the Indenture on the terms set forth under Article Ten of the Indenture;

                  WHEREAS, the Company, the Initial Guarantors and the Additional Guarantor have requested the Trustee to execute this First Supplemental Indenture in connection with the foregoing.

                  NOW, THEREFORE, it is agreed:

         1. Section 3.07(b) of the Indenture and Sections 5(b) of Exhibits A and B to the Indenture are hereby amended by deleting the first sentence thereof and replacing it in its entirety with the following:

                  At any time, or from time to time, on or prior to June 15, 2000, the Company may, at its option, redeem up to 35% of the Securities with the Net Cash Proceeds of one or more Equity Offerings by the Company so long as there is a Public Market at the time of such redemption at a redemption price equal to 111.0% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Securities outstanding must equal at least $100 million.

         2. Exhibits A and B to the Indenture are hereby further amended by adding at the end of the Form of Notation on the Security relating to the Subsidiary Guarantee the name of the Additional Guarantor and a signature line therefor.

         3. The Additional Guarantor hereby jointly and severally with the Initial Guarantors irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Securityholder of a Security previously, now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company thereunder or under the Indenture, (a) the due and punctual payment of the principal, premium, if any, and interest on the Securities, whether at Stated Maturity, Interest Payment Date or otherwise, or by acceleration, call for redemption or otherwise,
(b) the due and punctual payment of interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on the overdue principal, premium, if any, and interest, if any, on the Securities, to the extent lawful, (c) all other monetary Obligations payable by the Company under the Indenture (including under Section 7.07 to the Indenture) and the Securities, when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including



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

amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code), all in accordance with the terms of any such Security and the Indenture (including the limitations set forth in Section
10.04 thereof) and (d) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, Interest Payment Date or otherwise, or by acceleration, call for redemption or otherwise.

         The Additional Guarantor hereby acknowledges and agrees that the Additional Guarantor is subject to the provisions (including, without limitation, the representations and warranties in Article 10 and Article 11) of the Indenture as a Guarantor.

         4. Without limiting the immediately preceding paragraph 3, each Initial Guarantor hereby agrees that, for all purposes of the Indenture, each Initial Guarantor, by its execution of this First Supplemental Indenture, shall remain a Guarantor under the Indenture, in accordance with the terms and conditions set forth in the Indenture and agrees to be bound by such terms and conditions.

         5. This First Supplemental Indenture is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Indenture.

         6. This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.




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

         IN WITNESS WHEREOF, each of the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered as of the date first above written.

                                                   NORTH ATLANTIC TRADING
                                                    COMPANY, INC. f/k/a NORTH
                                                    ATLANTIC TRADING ACQUISITION
                                                    COMPANY, INC.


                                                     By:   /s/ Jeffrey S. Hay
                                                        ------------------------
                                                        Jeffrey S. Hay
                                                        Executive Vice President


                                                     NATIONAL TOBACCO COMPANY,
                                                       L.P.


                                                     By:   /s/ Jeffrey S. Hay
                                                        ------------------------
                                                        Jeffrey S. Hay
                                                        Executive Vice President


                                                     NORTH ATLANTIC OPERATING
                                                       COMPANY, INC.


                                                     By:   /s/ Jeffrey S. Hay
                                                        ------------------------
                                                        Jeffrey S. Hay
                                                        Executive Vice President


                                                     NATIONAL TOBACCO FINANCE
                                                       CORPORATION


                                                     By:   /s/ Jeffrey S. Hay
                                                        ------------------------
                                                        Jeffrey S. Hay
                                                        Executive Vice President




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

                                               INTERNATIONAL FLAVORS AND
                                                 TECHNOLOGY, INC.


                                               By: /s/ Jeffrey S. Hay
                                                   -----------------------------
                                                   Jeffrey S. Hay
                                                   Executive Vice President


                                               UNITED STATES TRUST COMPANY
                                                 OF NEW YORK, as Trustee


                                               By:  /s/ Christine C. Collins
                                                    ----------------------------
                                                    Christine C. Collins
                                                    Assistant Vice President





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